EMPLOYMENT AGREEMENT



     AGREEMENT, dated as of this 1st day of June, 1997, between Bell Technology Group, Ltd., having an office at 295 Lafayette Street, New York, New York 10012 ("BTG") and Alan Levy, residing at 295 Lafayette Street, New York, New York 10012, (the "Employee"). As used herein, BTG shall be deemed to include all affiliated companies of BTG. The parties agree as follows:


         1. EMPLOYMENT: BTG hereby hires Employee as Corporate Controller, Treasurer and Chief Accounting Officer. Employee hereby accepts such employment subject to the terms and conditions of this agreement. Employee agrees that during the term of this agreement, Employee shall work exclusively for BTG and shall not work as an employee, agent, or representative for any other person, firm or entity, or work as independent contractor for hire. Provided, however, that Employee may pursue other business interests during non-business hours, provided that they do not interfere with his duties as Treasurer and chief accounting officer of BTG.

         2. TERM: This agreement shall commence as of the date hereof and, shall terminate on December 31, 1998, unless sooner terminated in accordance with the terms hereof. Provided, however, this agreement shall continue is full force and effect on a month to month basis unless terminated in writing by either party hereto.

         3. COMPENSATION: Commencing July 1, 1997, Employee shall be paid an annual salary of eighty thousand ($80,000) dollars. In addition, Employee shall be entitled to participate in any BTG bonus plan that is applicable to all executive employees. Employee shall be entitled to participate in the company's group long-term disability insurance program so long as the same is in effect and Employee pays his participation amount as determined from time to time by BTG.

         4. EXPENSE REIMBURSEMENT: Employee shall be entitled to reimbursement of ordinary and necessary business expenses incurred in the course of employment. All expenses in excess of $100 per week for which reimbursement is sought must submitted on a BTG Expense Reimbursement Form and be approved in advance by an officer of BTG.

         5. VACATION AND PERSONAL DAYS: Employee shall be entitled to two weeks paid vacation annually during the term of employment. Vacation time shall accrue and may be taken in accordance with the rules and regulations set forth in the BTG Employee Manual. In addition to vacation days, Employee shall be entitled to personal days and sick days pursuant to the Bell Technology Group Ltd. Employee Manual.

         6. NON-DISCLOSURE/NON-COMPETITION: Employee recognizes that BTG and its affiliated companies are engaged in an extremely competitive business, the operation and success of which is dependent upon the protection of customer lists, economic relationships and certain trade secrets, and Employee acknowledges the highly sensitive and competitive nature of such business.

                  A. Employee hereby agrees that for a period of twelve months after the termination of Employee's employment with BTG, where such termination is either initiated by BTG for cause, or is initiated by Employee without cause, Employee shall not:

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                           (1) work for any client of BTG or any entity, which
                  operates in direct competition with BTG as an employee, consultant or independent contractor without the express written consent of BTG.

                           (2) ask or suggest to any employee of BTG or any of
                  its affiliated companies that such employee should terminate his/her employment with BTG or such affiliated company.

                  B. Employee hereby agrees that he will not disclose to any person, party, corporation or other entity any information relating to the operation or financial condition of BTG which is not already in the public domain, or communicate to any person or entity the name(s) or identities of any person or entity to which BTG sells products or services, unless required by the order of a court.

         7. MISCELLANEOUS: Employee represents and warrants to BTG that there is no employment contract existing or alleged to exist between Employee and any former employer.

         8. TERMINATION: This agreement may be terminated by BTG at any time for cause. As used herein, "termination for cause" shall include, but not be limited to: (a) any conduct which is detrimental to the business or business reputation of BTG; or (b) the use of illegal drugs or the excessive consumption of alcohol, or (c) excessive lateness or absence from work; or (d) the failure to follow rules and regulations established by BTG and which are generally applicable to all employees.

         9. GOVERNING LAW: This Agreement shall be construed in accordance with the laws of the State of New York governing contracts executed and performed therein, and shall be binding upon and inure to the benefit of the parties, respective heirs, executors, administrators, successors, and assigns. The parties agree that New York, New York shall be the proper place of jurisdiction for the determination of any disputes arising from this agreement, and the parties consent to jurisdiction of the Courts of the State of New York.


         10. UNENFORCEABLE PROVISION: In the event that any provision of this agreement is held to be void or unenforceable, the balance of the agreement shall survive and shall be construed as if the voided provision contained herein was omitted from the inception; provided that no party is deprived of the intended benefit of this agreement.

         11. CHANGES/MODIFICATIONS: It is understood and agreed that there shall be no change or modification of this Agreement unless reduced to writing and signed by the parties hereto.


         12. NO WAIVER: No waiver or any breach of this Agreement shall be construed as a continuing waiver or consent to any subsequent breach hereof.

         13. BELL TECHNOLOGY GROUP, LTD. RULES: Employee agrees to abide by all rules and regulations of the BELL TECHNOLOGY GROUP, LTD as may from time to time be set forth in the BELL TECHNOLOGY GROUP, LTD. Employee Manual.

         14. ATTORNEY'S FEES: If any litigation arises out of the breach by Employee of any term or provision of this agreement, Employee shall be liable for all reasonable attorney's fees incurred in connection with any action for damages or the enforcement of any provision of this agreement brought by BTG and/or the BELL TECHNOLOGY GROUP, LTD in which BTG and/or BELL TECHNOLOGY GROUP, LTD is successful in whole or in part. If any litigation arises out of the breach by BTG of any term or provision of this agreement, BTG shall be liable for all reasonable attorney's fees incurred in connection with any action for damages or the


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         enforcement of any provision of this agreement brought by Employee in which Employee is successful in whole or in part.


         15. NOTICES: All notices under this agreement shall be in writing and shall be served by mailing postage prepaid, certified mail, return receipt requested to the address of the party first above written.


         16. INDEMNIFICATION: BTG shall indemnify and hold Employee harmless to the fullest extent permitted by law for any action taken in good faith and not involving gross negligence or intentional misconduct by Employee.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this agreement as of the date first above written.

                                     BELL TECHNOLOGY GROUP, LTD.



                                     By: __________________,

                                            Marc H. Bell





                                         __________________

                                             Alan Levy


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